UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2007

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 30, 2007 (the “Effective Date”), CBL & Associates Limited Partnership, as Borrower, and CBL & Associates Properties, Inc., as Parent (collectively the “Company”), entered into an Unsecured Credit Agreement (the “Agreement”) with Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, Bank of America, N.A., and Aareal Bank AG. Under the Agreement, the Company may borrow up to a total of $459.1 million through a series of up to three separate advances. On the Effective Date of the Agreement, the Company received $373.3 million, representing its first advance.

Under the terms of the Agreement, borrowings of up to $193.0 million and $266.1 million mature on November 30, 2008 and November 30, 2010 (the “Maturity Dates”), respectively. The Company can extend each of the Maturity Dates by up to two periods of one year each and must pay an extension fee equal to fifteen basis points (0.15%) of the then current outstanding amount. The advances will bear interest at the London Interbank Offered Rate, as defined in the Agreement, plus a margin ranging from ninety-five basis points (0.95%) to one hundred forty basis points (1.40%) based on the Company’s leverage ratio, as defined in the Agreement.  All accrued and unpaid interest on the outstanding principal amount of each advance shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such advance is due and payable in full. The Agreement permits the Company to make voluntarily prepayments of the advances prior to the Maturity Date without penalty.

The proceeds received from the advances must be used to fund the acquisition of certain properties from the Starmount Company or its affiliates (the “Starmount Properties”). Should the Company sell, finance or refinance any of the Starmount Properties or admit a partner to share ownership and/or control of the Starmount Properties, the net proceeds received shall be used to pay down the advances outstanding, if any, under the Agreement. The Agreement contains default provisions customary for transactions of this nature and also contains cross-default provisions for: (i)defaults of the Company under the Amended and Restated Unsecured Credit Agreement by and among the Company, and Wells Fargo Bank, National Association, et al., dated as of August 22, 2006 (disclosed by the Registrant in, and included as an exhibit to, the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 25, 2006) and (ii) defaults of the Company under the Fifth Amendment to Sixth Amended and Restated Credit Agreement between CBL & Associates Limited Partnership and Wells Fargo Bank, National Association, et al., dated as of September 24, 2007 (included as an exhibit to the Quarterly Report on Form 10-Q filed with the SEC on November 9, 2007).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

The Unsecured Credit Agreement by and among CBL & Associates Limited Partnership, as Borrower, and CBL & Associates Properties, Inc., as Parent, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, Bank of America, N.A., and Aareal Bank AG will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

John N. Foy
Vice Chairman, Chief Financial Officer
and Treasurer

Date: December 6, 2007